                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of (i) the Registration Statement of Form S-3 (No. 33-51435),
(ii) the Registration Statements on Form S-8 (Nos. 33-12072; 33-26814; 33-33413; 33-41409; 33-60628; and 33-63208) and (iii) Post-Effective Amendment 1-D on Form S-8 to the Registration Statement on Form S-14 (No.2-87755) of Santa Fe Pacific Corporation of our report dated February 4, 1994 appearing on page 19 of the 1993 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules which appears on page F-1 of this Form 10-K.

/s/ Price Waterhouse

PRICE WATERHOUSE

Kansas City, Missouri
March 30, 1994